                                                                       Exhibit 3
                                                                       ---------

                            INTERCOMPANY AGREEMENT
                            ----------------------


                                    Parties
                                    -------

     THIS INTERCOMPANY AGREEMENT is dated as of December 29, 1997 by and between NEIC Operating Partnership, L.P. ("NEICOP"), a Delaware limited partnership, and
                                   ------
New England Investment Companies, L.P. ("NEIC"), a Delaware limited partnership.
                                         ----

                                   Recitals
                                   --------

     WHEREAS, NEICOP is a limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act;

     WHEREAS, NEIC is a publicly traded partnership with units of limited partnership interest ("NEIC LP Units") listed on the New York Stock Exchange
                       -------------
(the "NYSE") that is the Advising General Partner of NEICOP;
      ----

     WHEREAS, New England Investment Companies, Inc. ("NEIC, Inc.") is the sole
                                                       ---------
general partner of NEIC and the Managing General Partner of NEICOP;

     WHEREAS, prior to January 1, 1998, or on such other date as the parties may agree, NEIC, Inc. will effect a Restructuring of NEIC (as defined in the Second Amended and Restated Agreement of Limited Partnership of NEIC, as amended from time to time (the "NEIC Partnership Agreement")) pursuant to which NEIC intends
                   --------------------------
to transfer and assign all of its operating assets, subject to all of its liabilities (other than any liabilities arising under registration rights agreements), to NEICOP in exchange for the issuance by NEICOP to NEIC of additional units of general partnership interest of NEICOP ("NEICOP GP Units")
                                                             ---------------
such that NEIC will own that number of units of partnership interest of NEICOP ("NEICOP Units") equal to the number of units of partnership interest of NEIC
  ------------
("NEIC Units") outstanding at such time;
------------

     WHEREAS, NEICOP desires to issue to NEIC additional NEICOP GP Units in exchange for a contribution by NEIC of all of its operating assets, subject to all of its liabilities (other than any liabilities arising under registration rights agreements);

     WHEREAS, the parties desire to specify the steps to be taken as part of the Restructuring and certain ongoing rights, duties and obligations with respect to each other;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   Agreement
                                   ---------

1.   Definitions.   The following terms are defined in the following Sections
     -----------
hereof or in the Amended and Restated Agreement of Limited Partnership of NEICOP dated as of December 29, 1997 (the "NEICOP Partnership Agreement"):
                                    ----------------------------

     Term                              Section
     ----                              -------

     Additional Voting Units           NEICOP Partnership Agreement
     Advising General Partner          NEICOP Partnership Agreement
     Affiliate                         NEICOP Partnership Agreement
     Closing Time                      2.2
     Dropdown                          2.1
     Exchange Act                      NEICOP Partnership Agreement
     General Partner                   NEICOP Partnership Agreement
     Group                             NEICOP Partnership Agreement
     Limited Partner                   NEICOP Partnership Agreement
     Majority of Minority Interest     NEICOP Partnership Agreement
     Managing General Partner          NEICOP Partnership Agreement
     Market Value                      NEICOP Partnership Agreement
     NEIC                              Introduction
     NEIC, Inc.                        Recitals
     NEIC Exchange Ratio               NEICOP Partnership Agreement
     NEIC LP Units                     Recitals
     NEIC Partnership Agreement        Recitals
     NEIC Rights Holders               7.1
     NEIC Units                        Recitals
     NEICOP                            Introduction
     NEICOP Exchange Ratio             NEICOP Partnership Agreement
     NEICOP GP Units                   Recitals
     NEICOP LP Units                   2.2
     NEICOP Partnership Agreement      1
     NEICOP Plans                      4
     NEICOP Units                      Recitals
     NYSE                              Recitals
     Partner                           NEICOP Partnership Agreement
     Person                            NEICOP Partnership Agreement
     Registration Rights Agreements    7.1
     Restricted Unit Plan              NEICOP Partnership Agreement
     Securities Act                    7.2
     Units                             NEICOP Partnership Agreement
     Voting Units                      NEICOP Partnership Agreement

2.   Dropdown and Exchange.
     ---------------------

     2.1  Dropdown.  NEIC agrees to transfer all of its operating assets,
          --------
          subject to all of its liabilities (other than any liabilities arising under registration rights agreements), to NEICOP on December 29, 1997, or on such other date as the parties may agree, in exchange for NEICOP GP Units such that NEIC will own a number of NEICOP Units equal to the number of NEIC Units then outstanding (the "Dropdown"). NEICOP agrees
                                                      --------
          to assume all of NEIC's liabilities at such time (other than any liabilities arising under registration rights agreements) and to issue such NEICOP GP Units to NEIC at such time pursuant to the NEICOP Partnership Agreement.

     2.2  Exchange.  As of a time subsequent to the Dropdown but prior to
          --------
          January 1, 1998, or at such other time as the parties may agree (the "Closing Time"), and from time to time thereafter as NEIC and NEICOP
           ------------
          shall agree, NEIC agrees to redeem any and all NEIC LP Units held by any Partners of NEIC that are not Public Partners (as such terms are defined in the NEIC Partnership Agreement), or any other partner of NEIC with comparable contractual or other rights as mutually agreed to by NEIC and NEICOP, upon the written request of such holder in such form as NEIC shall prescribe, and to transfer to such holder in exchange for such NEIC LP Units a number of units of limited partnership interest of NEICOP ("NEICOP LP Units") equal to the
                                           ---------------
          product of (a) the number of NEIC LP Units requested to be exchanged, and (b) the NEICOP Exchange Ratio. The NEICOP GP Units held by NEIC that are so transferred shall automatically be exchanged for NEICOP LP Units at the time of such transfer pursuant to Section 4.2(b) of the NEICOP Partnership Agreement. NEICOP consents to such transfer of NEICOP LP Units and acknowledges that the transferees thereof shall become Limited Partners of NEICOP at and as of the time of such transfer.

          At the Closing Time, any NEIC LP Units in the NEIC Restricted Unit Plan which have not been granted and/or have not yet vested shall be exchanged for an equal number of NEICOP Units. NEICOP acknowledges that such units will become part of its Restricted Unit Plan and agrees to issue such number of NEICOP Units in the exchange.

3.   Business of NEIC.  The parties acknowledge that, from and after the date
     ----------------
hereof, the business of NEIC shall be to serve as the Advising General Partner of NEICOP. Accordingly, except as set forth herein and except as NEICOP may otherwise agree in writing, the parties agree as follows from and after the date hereof:

     3.1 NEIC will comply with the provisions of the NEIC Partnership Agreement and will not consent to or propose the amendment, restatement, or other modification of the NEIC Partnership Agreement in a manner that would permit NEIC to circumvent the provisions of Sections 7.1(p) and 13.1(b) of the NEIC Partnership Agreement, without the prior written consent of a Majority of Minority Interest of NEICOP;

     3.2 NEIC will not issue or sell any NEIC LP Units or any securities convertible into or exercisable for NEIC LP Units; provided, however,
                                                             --------  -------
          that NEIC may issue or sell NEIC LP Units (a) where the proceeds are held by NEIC in cash or cash equivalents, (b) where the proceeds are used by NEIC to purchase NEICOP GP Units from NEICOP, or (c) in exchange for NEICOP LP Units pursuant to Section 5.1;

     3.3 NEIC will use its best efforts to maintain the listing of the NEIC LP Units on the NYSE or the listing or quotation of the NEIC LP Units on a comparable national securities market.

4.   Exchange Act Compliance; NYSE Listing and Approvals.
     ---------------------------------------------------

     From and after the time of the Dropdown, NEICOP shall provide to NEIC such financial statements and such other information regarding NEICOP and its Affiliates that NEICOP controls as are necessary for NEIC to timely file all reports required by any government agency, including those required to be filed under Sections 13 and 15(d) of the Exchange Act, and shall cooperate with NEIC in the preparation and filing of such reports.

     From and after the time of the Dropdown, NEIC shall from time to time file with the NYSE (or such other comparable national securities market on which NEIC LP Units are then listed or quoted) an application for listing of any and all NEIC LP Units (a) sold to NEICOP pursuant to Section 6.1 in connection with the exercise of awards under any of NEICOP's employee benefit plans, including its 1993 Equity Incentive Plan, its 1997 Equity Incentive Plan and any other equity incentive plan that NEICOP may adopt from time to time (collectively, the "NEICOP Plans") and (b) issuable upon the exchange of NEICOP LP Units for NEIC
-------------
LP Units pursuant to Section 5.1 hereof, which listing application shall provide
for effectiveness upon notice of issuance of such NEIC LP Units.   NEIC shall
use its best efforts, and NEICOP shall cooperate with NEIC, to obtain the approval of such listing applications.

     NEIC shall use its best efforts to obtain all unitholder approvals as may be required by the NYSE (or such other comparable national securities market on which NEIC LP Units are then listed or quoted) or otherwise in connection with
(a) any issuance of NEICOP Units, (b) any issuance or sale of units of partnership interest of NEIC under this Agreement, or (c) any other issuance or sale required hereunder or incidental to any transaction contemplated hereby.

5.   Exchange of NEICOP LP Units.
     ---------------------------

     5.1  Issuances of NEIC LP Units in Exchange for NEICOP LP Units.  NEIC will
          ----------------------------------------------------------
          effect a continuing exchange offer of NEIC LP Units (or cash at NEIC's election) for NEICOP LP Units, in accordance with, and subject to the limitations of, the provisions hereof and of the NEICOP Partnership Agreement.

     5.2  Conditions and Mechanics of Exchange.  NEIC and NEICOP acknowledge
          ------------------------------------
          that the exchange of NEIC LP Units for NEICOP LP Units shall occur only pursuant to the provisions of Article X of the NEICOP Partnership Agreement. NEIC agrees that it will issue NEIC LP Units in exchange for NEICOP LP Units only in compliance with such provisions.

     5.3  Exchange of NEICOP LP Units for NEICOP GP Units.  NEIC and NEICOP
          -----------------------------------------------
          acknowledge that any NEICOP LP Units transferred to NEIC pursuant to
          Section 5.1 will be automatically exchanged for NEICOP GP Units at the time of such transfer. NEIC acknowledges that such exchange is permitted by Section 4.2(a) of the NEICOP Partnership Agreement, and will issue NEICOP GP Units to NEIC in connection with such exchange.

     5.4  Purchase of NEICOP LP Units.  NEIC will purchase the NEICOP LP Units
          ---------------------------
          of any unitholder of NEICOP if so requested by the Managing General Partner of NEICOP pursuant to Section 7.1(p) of the NEICOP Partnership Agreement.

6.   Certain Stock Issuances Pursuant to Employee Plans.
     --------------------------------------------------

     6.1  NEICOP Plans. Upon the grant and/or exercise of any awards of NEIC LP
          ------------
          Units under any NEICOP Plan in accordance with the terms of such plan, at the request of NEICOP, (a) NEIC shall issue to NEICOP the number of NEIC LP Units necessary to satisfy such award; (b) NEICOP shall pay in cash the Market Value of the NEIC LP Units issued pursuant to Section 6.1(a) to NEIC; and (c) any exercise price to be paid by the plan participant in respect of such award shall be paid to NEICOP. Such issuances and payments shall occur on the date on which the award is exercised, or the date on which the recipient is entitled to receive NEIC LP Units thereunder, rather than on the date on which the award is granted.

     6.2  Restricted Unit Plan.  Upon the vesting of any award of NEICOP LP
          --------------------
          Units under the Restricted Unit Plan in accordance with the terms of such plan, at the request of NEICOP, (a) NEIC shall issue to NEICOP the number of NEIC LP Units equal to the product of (i) the number of NEICOP LP Units so vested, and (ii) the NEIC Exchange Ratio; (b) NEICOP shall pay NEIC in cash the Market Value of such NEIC LP Units on the date that the award vested; (c) any exercise price to be paid by the plan participant in respect of such award shall be paid to NEICOP; and (d) such NEIC LP Units shall be issued to the plan participant in satisfaction of such award.

7.   Registration Under the Securities Act.
     -------------------------------------

     7.1  Registration Rights Agreements.  Reference is made to the various
          ------------------------------
          registration rights agreements (collectively, the "Registration Rights
                                                             -------------------
          Agreements") between NEIC and certain of the holders of NEIC LP Units
          ----------
          in effect on the date hereof and from time to time hereafter ("NEIC
                                                                         ----
          Rights Holders"). Certain NEIC Rights Holders may exchange their NEIC
          --------------
          LP Units for NEICOP LP Units pursuant to Section 2.2 hereof. In the event that any holder of NEICOP LP Units or NEICOP GP Units is a NEIC Rights Holder, such NEIC Rights Holder may demand registration of the Registrable Securities (as defined in such Registration Rights Agreement) for which such NEIC Rights Holder may exchange its NEICOP LP Units pursuant to Section 5 hereof in accordance with the terms of such Registration Rights Agreement. Similarly, in the event that NEIC engages in a "NEIC Registration" under the Registration Rights Agreements, upon the request of any NEIC Rights Holder in accordance with the terms thereof, NEIC shall (subject to Section 7.7 hereof) include in its registration statement a number of NEIC LP Units equal to the product of (a) the NEIC Exchange Ratio in effect at the time of the request, and (b) the number of NEICOP LP Units requested by such NEIC Rights Holder to be included in the registration statement, in accordance with the terms of such Registration Rights Agreement.

     7.2  NEIC LP Units Issued in Exchange.  In accordance with the provisions
          --------------------------------
          of Section 7.4 hereof, NEIC shall use its best efforts to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") to cover the issuance of any and all NEIC LP
                --------------
          Units upon the exchange of any NEICOP LP Units pursuant to Section 5 hereof.

     7.3  NEICOP Plans.  As of the Closing Time, in accordance with the
          ------------
          provisions of Section 7.4 hereof, NEIC shall have filed on Form S-8, Form S-3, or such other form as may be required and is available, a registration statement under the Securities Act relating to NEICOP's 1993 Equity Incentive Plan, and such registration statement shall have become effective under the Securities Act. In accordance with Section
          7.4 hereof, upon NEICOP's request, NEIC shall file a registration statement under the Securities Act relating to NEICOP's 1997 Equity Incentive Plan and any other equity incentive plan as NEICOP may adopt from time to time.

     7.4  Registration Procedures.  In connection with the filing by NEIC of any
          ------------------------
          registration statement relating to NEIC LP Units pursuant to Section
          7.2 or

          Section 7.3 hereof, NEIC shall (a) file a registration statement under the Securities Act to cover the issuance of such NEIC LP Units and use its best efforts to cause such registration statement to become and remain effective; (b) furnish to the holders of the NEIC LP Units covered by such registration statement a reasonable number of copies of a prospectus and such other documents as they reasonably request in order to facilitate the disposition of the NEIC LP Units owned by them; (c) use its best efforts to register or qualify the NEIC LP Units under such securities or blue sky laws of such states and other jurisdictions as shall be reasonably requested by the unitholders; (d) use its best efforts to cause such NEIC LP Units to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders of the NEIC LP Units covered by such registration statement to consummate the disposition of such NEIC LP Units; (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; (f) give the holders of NEIC LP Units covered by such registration statement and their underwriters, if any, and their respective professional advisers, the opportunity to participate in the preparation of such registration statement and each amendment and supplement thereto, and give each of them access to its books and records and such opportunities to discuss the business of NEIC with its officers and professional advisers as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act; and (g) use its best efforts to amend such registration statement and notify each holder of NEIC LP Units covered by such registration statement, at any time during which a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that NEIC need not comply with this
                      -------- --------
          Section 7.4 in the event that such compliance would require NEIC to disclose any information about itself or its affiliates which NEIC in its sole discretion considers inadvisable to disclose.

          For the avoidance of doubt, in connection with the filing of any registration statement pursuant to Section 7.1 hereof, NEIC shall be bound by the obligations of the relevant Registration Rights Agreements and not of this Section 7.4.

          In connection with NEIC's preparation and filing of any registration statement under the Securities Act, NEICOP shall provide to NEIC such financial statements (audited or otherwise) and such other information regarding NEICOP as NEIC may reasonably request.

     7.5  Exempted Resales.  NEIC and NEICOP acknowledge that (unless required
          ----------------
          by the relevant Registration Rights Agreement) NEIC shall not be bound by the obligations of Section 7.2 or Section 7.3 when the resale of the NEIC LP Units to be registered thereunder may be effected pursuant to an exemption from the registration requirements of the Securities Act.

     7.6  Registration Expense.  NEICOP shall reimburse NEIC for all of its
          --------------------
          costs and expenses in connection with any registration of NEIC LP Units initiated by a NEIC Rights Holder under any of the Registration Rights Agreements (including pursuant to Section 7.1 hereof), issued in exchange for NEICOP LP Units pursuant to Section 5 hereof, issued in connection with NEICOP Plans pursuant to Section 7.3 hereof, or any other registrations or financings undertaken at the request of NEICOP.

     7.7  No Right to Exchange.  Nothing in this Section 7 shall give any holder
          --------------------
          of NEICOP LP Units the right to exchange such units for NEIC LP Units. Such exchanges shall be governed exclusively by Section 5 hereof and
          Article X of the NEICOP Partnership Agreement.

8.   Voting Matters.
     --------------

     8.1  Voting of NEICOP LP Units held by NEIC.  In connection with any matter
          --------------------------------------
          submitted to a vote of the holders of Voting Units of NEICOP (or to a vote of the holders of Units of NEICOP generally) at any meeting of such holders or any matter upon which such holders propose or purport to take action by written consent without a meeting, NEIC shall submit such matter to a vote of its unitholders in accordance with the NEIC Partnership Agreement (disregarding for this purpose Section 15.4 of the NEIC Partnership Agreement). The Voting Units of NEICOP held by NEIC (if any) shall be voted for, voted against, withheld from voting or not voted on such matter in the same proportions as are the units for which voting instructions are solicited by NEIC (subject to
          Section 15.4 of the NEICOP Partnership Agreement, provided, however,
                                                            --------  -------
          that for the purposes of this Section 8.1, a Person or Group shall be deemed to own (a) all Voting Units of NEICOP owned by such Person or Group, and (b) any Additional Voting Units deemed owned by such Person or Group). NEIC agrees to provide such ownership and voting records to NEICOP as NEICOP shall deem necessary or desirable to ensure compliance with Section 15.4 of the NEICOP Partnership Agreement.

     8.2  Call of Unitholder Meeting.  NEIC shall exercise its right to call a
          --------------------------
          meeting of the Partners of NEICOP in the event that it receives requests to do so from holders of NEIC LP Units representing, based on the NEICOP Exchange Ratio in effect at the time, an amount of NEICOP LP Units held by NEIC that is sufficient to call a meeting under the NEICOP Partnership Agreement.

9.   Remedies.  Each party acknowledges that it will be impossible to measure
     --------
the damages that would be suffered by the other party if such party fails to comply with the covenants set forth in this Agreement and that in the event of any such failure, the other party will not have an adequate remedy at law. Each party shall, therefore, be entitled in addition to any other rights and remedies to obtain specific performance of the other party's obligations hereunder and to obtain immediate injunctive relief without having to post a bond. Neither party shall urge, as a defense to any proceeding for such specific performance or injunctive relief, that the other party has an adequate remedy at law.

10.  Miscellaneous.
     -------------

     10.1 Successors.  This Agreement shall be binding upon and shall inure to
          ----------
          the benefit of the parties hereto and their respective heirs, successors and assigns; provided, however, NEIC may not assign this
                                  --------  -------
          Agreement except to a successor General Partner who assumes all rights and obligations of NEIC as a General Partner of NEICOP in accordance with the provisions of the NEICOP Partnership Agreement and who agrees in writing to be bound hereby and to assume all of the obligations of NEIC hereunder.

     10.2 Headings.  The headings in this Agreement are inserted for convenience
          --------
          of reference only and shall not be a part of or control or affect the meaning hereof.

     10.3 Entire Agreement.  This Agreement supersedes any and all oral or
          ----------------
          written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

     10.4 Governing Law.  This Agreement shall be governed by and construed in
          -------------
          accordance with the internal laws of the State of Delaware, without giving effect to any conflicts or choice of law provisions that would make applicable the substantive laws of any other jurisdiction.

     10.5 Amendments.  This Agreement may be amended only with the prior written
          ----------
          consent of each party hereto.

                                   Execution
                                   ---------

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              NEIC OPERATING PARTNERSHIP, L.P.

                              By: New England Investment Companies, Inc.
                                  its managing general partner


                              By /s/ Edward N. Wadsworth
                                 ___________________________
                                 Title: Executive Vice President &
                                        General Counsel


                              NEW ENGLAND INVESTMENT
                              COMPANIES, L.P.


                              By:  New England Investment Companies, Inc.
                                   its general partner


                              By /s/ Edward N. Wadsworth
                                 ___________________________
                                 Title: Executive Vice President &
                                        General Counsel